                                SUNRISE IMAGING, INC.
                      BALANCE SHEETS, December 31, 1996 and 1995

                                      ---------

                   ASSETS                                  1996          1995
                                                          ------        ------
Current assets:
  Cash                                               $ 1,233,657   $   364,163
  Accounts receivable, less allowance for doubtful
   accounts of $32,200 in 1996 and $20,000 in 1995     1,314,768       914,103
  Inventories                                            899,860       735,482
  Deferred tax asset                                     136,219        72,429
  Prepaid expenses and other                              94,054        61,442
                                                     -----------   -----------
       Total current assets                            3,678,558     2,147,619
Property and equipment, net                              140,430        62,938
Other assets                                               6,881         6,642
                                                     -----------   -----------
       Total assets                                  $ 3,825,869   $ 2,217,199
                                                     -----------   -----------
                                                     -----------   -----------
                   LIABILITIES

Current liabilities:
  Notes payable to shareholders                                    $    18,131
  Accounts payable                                    $  722,754       546,674
  Accrued liabilities                                    280,558       481,978
  Taxes payable                                          539,982       327,263
  Deferred revenue                                       104,124       166,768
                                                     -----------   -----------
       Total current liabilities                       1,647,418     1,540,814
                                                     -----------   -----------
Commitments (Note 7)

                   SHAREHOLDERS' EQUITY

Common stock, no par value:
  Authorized:  5,000,000 shares;
  Issued and outstanding:  3,359,161 shares in 1996
   and 2,981,888 shares in 1995                           30,393         3,297
Retained earnings                                      2,148,058       673,088
                                                     -----------   -----------
       Total shareholders' equity                      2,178,451       676,385
                                                     -----------   -----------
          Total liabilities and shareholders' equity $ 3,825,869   $ 2,217,199
                                                     -----------   -----------
                                                     -----------   -----------

      The accompanying notes are an integral part of these financial statements.

                                SUNRISE IMAGING, INC.
                               STATEMENTS OF OPERATIONS

                                      ---------

                                                      Year Ended December 31,
                                                      -----------------------
                                                           1996          1995
                                                          ------        ------
Revenues:
  Product                                            $ 8,625,042   $ 5,668,873
  Service                                                382,460       413,240
                                                     -----------   -----------
       Total revenues                                  9,007,502     6,082,113
                                                     -----------   -----------

Operating Costs and Expenses:
  Product                                              2,710,461     2,087,667
  Service                                                479,557       383,485
  Research and development                             1,120,770       956,200
  Selling and administrative                           2,363,465     1,748,534
                                                     -----------   -----------
       Total operating costs and expenses              6,674,253     5,175,886
                                                     -----------   -----------
                   Income from operations              2,333,249       906,227
                                                     -----------   -----------

Interest and other expense, net                            4,560         7,023
                                                     -----------   -----------
                   Income before provision for
                   income taxes                        2,328,689       899,204

Provision for income taxes                               853,719       287,157
                                                     -----------   -----------
Net income                                           $ 1,474,970   $   612,047
                                                     -----------   -----------
                                                     -----------   -----------

      The accompanying notes are an integral part of these financial statements.

                                SUNRISE IMAGING, INC.
                          STATEMENTS OF SHAREHOLDERS' EQUITY
                    for the years ended December 31, 1996 and 1995

                                      ---------


                                                                   Common Stock
                                                                   ------------       Retained
                                                         Shares        Amount         Earnings        Total
                                                         ------        ------         --------        -----
Balances, January 1, 1995                              2,880,000    $     1,403    $    61,041    $    62,444
  Issuance of common stock                                97,000          1,650                         1,650
  Issuance of common stock upon exercise of
    stock options                                          4,888            244                           244
  Net income                                                                           612,047        612,047
                                                     -----------    -----------    -----------    -----------
Balances, December 31, 1995                            2,981,888          3,297        673,088        676,385
  Issuance of common stock upon exercise of
    warrants                                             184,220          1,842                         1,842
  Issuance of common stock upon exercise of
    stock options                                        193,053         25,254                        25,254
  Net income                                                                         1,474,970      1,474,970
                                                     -----------    -----------    -----------    -----------
Balances, December 31, 1996                            3,359,161    $    30,393    $ 2,148,058    $ 2,178,451
                                                     -----------    -----------    -----------    -----------
                                                     -----------    -----------    -----------    -----------


      The accompanying notes are an integral part of these financial statements.

                                SUNRISE IMAGING, INC.
                               STATEMENTS OF CASH FLOWS

                                      ---------



                                                                            Year Ended December 31,
                                                                            -----------------------
                                                                              1996            1995
                                                                              ----            ----
Cash flows from operating activities:
    Net income                                                           $ 1,474,970     $   612,047
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                         48,005          33,744
         Provision for inventory obsolescence                                  5,096          47,079
         Provision for doubtful accounts                                      12,200          13,000
         Deferred tax asset                                                  (63,790)        (70,898)
         Change in operating assets and liabilities:
              Accounts receivable                                           (412,865)       (254,986)
              Inventories                                                   (189,202)       (296,510)
              Prepaid and other assets                                      (32,851)          4,142
              Accounts payable                                               176,080         (63,175)
              Accrued liabilities                                           (201,420)         67,629
              Taxes payable                                                  212,719         273,800
              Deferred revenues                                              (62,644)         76,090
                                                                          ----------       ---------

                   Net cash provided by operating activities                 966,298         441,962
                                                                          ----------       ---------

Cash flows from investing activities:
    Purchase of property and equipment                                      (105,769)        (19,693)
                                                                          ----------       ---------

                   Net cash used in investing activities                    (105,769)        (19,693)
                                                                          ----------       ---------

Cash flows from financing activities:
    Repayment of note payable to shareholder                                 (18,131)        (60,000)
    Proceeds from issuance of common stock                                    27,096           1,894
                                                                          ----------       ---------

                   Net cash provided by (used in) financing activities         8,965         (58,106)
                                                                          ----------       ---------

Net increase in cash                                                         869,494         364,163

Cash at beginning of the year                                                364,163
                                                                          ----------       ---------

Cash at end of year                                                       $1,233,657       $ 364,163
                                                                          ----------       ---------
                                                                          ----------       ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid for interest                                                $    6,916       $   5,878
    Cash paid for taxes                                                   $  705,139       $  57,323

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
   ACTIVITIES:
    Other receivables offset against notes payable to shareholder                          $   5,000
    Transfer of inventories to fixed assets                               $   19,728


    The accompanying notes are an integral part of these financial statements.

                                SUNRISE IMAGING, INC.
                            NOTES TO FINANCIAL STATEMENTS

                                      ---------

1.   DESCRIPTION OF BUSINESS:

     SunRise Imaging, Inc. (the Company) develops, manufactures and markets multi-format, high performance microfilm scanners which perform automated, robotic conversion of film to digital images. The Company's products are sold primarily to distributors and end-users worldwide.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     USE OF ESTIMATES:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS:

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     INVENTORIES:

     Inventories are stated at the lower of cost (first-in, first-out basis) or market.

     PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Equipment is depreciated using the straight-line method over the estimated useful lives of the assets, with a range from three to five years.

     REVENUE RECOGNITION:

     Revenue from product sales is recognized upon passage of title on the product. Maintenance revenues are recognized ratable over the term of the support period, which is typically twelve months. Training revenues generally are recognized when the services are performed.

     RESEARCH AND DEVELOPMENT COSTS:

     Research and development costs are expensed as incurred.


                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

     ADVERTISING COSTS:

     Advertising costs are charged to operations as incurred. Advertising costs for the years ended December 31, 1996 and 1995 were $296,636 and $167,068, respectively.

     ACCOUNTING FOR INCOME TAXES:

     Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

     STOCK-BASED COMPENSATION:

     Statement of Financial Accounting standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation," which is effective for the Company's financial statements for fiscal years beginning after December 5, 1995, allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of Accounting Principles Board Opinion No. 25 (APB No. 25), "Accounting for Stock Issued to Employees," but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS No. 123 had been adopted. The Company has elected to account for its stock based compensation in accordance with the provisions of APB No. 25 and present pro forma disclosures required by SFAS No. 123.

     CERTAIN RISKS AND CONCENTRATIONS:

     The Company performs period credit evaluations of their customers' financial condition. Credit losses have consistently been within management's expectations. Two customers accounted for 25% and 12% of sales in 1996 and 37% and 10% of sales in 1995. At December 31, 1996, two customers accounted for 24% and 13% of the accounts receivable balance and, at December 31, 1995, accounted for 49% and 12% of the accounts receivable.

     Substantially all of the Company's cash is held by two financial institutions.

     The market for microfilm scanners, is subject to rapid technological change. As a result, the Company must continually anticipate and adapt its products to emerging products and evolving consumer preferences. The introduction of new products and technologies can render existing products obsolete.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable, notes payable, taxes payable and accrued liabilities approximate fair value due to their short maturities.

                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

3.   INVENTORIES:

          Inventories consist of the following:
                                                            December 31,
                                                  ----------------------------
                                                     1996            1995
                                                  ----------     ----------
          Raw materials                           $  484,342     $  397,791
          Work-in-progress                           159,419        144,648
          Finished goods                             256,099        193,043
                                                  ----------     ----------
                                                  $  899,860     $  735,482
                                                  ----------     ----------
                                                  ----------     ----------

4.   PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                            December 31,
                                                  ----------------------------

                                                     1996            1995
                                                  ----------     ----------
          Computers and equipment                 $  197,486     $   80,457
          Furniture and fixtures                      37,384         28,916
          Leasehold improvements                      10,304         10,304
                                                  ----------     ----------
                                                     245,174        119,677
          Less accumulated depreciation             (104,744)       (56,739)
                                                  ----------     ----------
                                                  $  140,430     $   62,938
                                                  ----------     ----------
                                                  ----------     ----------

5.   ACCRUED LIABILITIES:

     Accrued liabilities consist of the following:

                                                            December 31,
                                                  ----------------------------
                                                     1996            1995
                                                  ----------     ----------
          Accrued payroll and related items      $   228,246     $  344,597
          Customer deposits                           26,890        117,235
          Other                                       25,422         20,146
                                                 -----------     ----------
                                                 $   280,558     $  481,978
                                                 -----------     ----------
                                                 -----------     ----------

6.   BANK DEBT:

     As of December 31, 1996, the Company's revolving line of credit with a bank provides for maximum borrowing of $500,000. The line of credit, which expires on September 30, 1997, is collateralized by the Company's assets. The interest rate is the bank's prime lending rate plus 2% (10.25% as of December 31, 1996). Per the terms of the line of credit, the Company is required to maintain certain financial ratios and to comply with other financial covenants. In the event of a default (as defined in the agreement), the bank has the right to accelerate repayment of the outstanding balance. No borrowing was outstanding at December 31, 1996.


                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

7.   LEASE COMMITMENTS:

     OPERATING LEASE:

     The Company leases facilities and equipment under noncancelable operating lease agreements. The leases expire through 2001, subject to renewal options under certain agreements. At December 31, 1996, future minimum lease payments under these noncancelable operating leases are as follows:

               1997                                         $  8,540
               1998                                            1,494
               1999                                            1,494
               2000                                            1,494
                                                           ---------
                                                           $  13,022
                                                           ---------
                                                           ---------

     Rental expenses for operating leases were approximately $56,258 and $58,900 for the years ended December 31, 1996 and 1995, respectively.

8.   SHAREHOLDERS' EQUITY:

     WARRANTS:

     The Company has warrants outstanding to purchase 12,360 shares of the Company's common stock generally exercisable at $0.01 per share. The warrants are generally issued to consultants in return for services rendered in accordance with the consulting agreements and are vested as and when issued. The warrants generally expire seven years from date of issuance. At December 31, 1996, warrants to purchase 12,360 shares of common stock were exercisable.

     STOCK OPTION PLAN:

     In December 1994, the Company established the 1994 Key Employee Stock Option Plan (the Plan), which provides for both incentive stock options and nonqualified stock options, to be granted to employees and consultants (except that consultants may only receive nonqualified options). Under the Plan, both incentive and nonqualified stock options allow for the purchase of common stock at prices not less than 100% of the fair market value as determined by the Board of Directors at the date of grant. If at any time the Company grants an option to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the company, then the option price shall be at least 110% of the fair market value at the date of grant. All options must be exercised within ten years form the date of grant. Options vest as determined by the Board of Directors, generally over three years.

                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

8.   SHAREHOLDERS' EQUITY, continued

     Stock Option Plan, continued:

     Activity under the Plan is as follows:


                                                                    Outstanding Options

                                                                                                    Weighted
                                                                                                     Average
                                          Shares                                                    Exercise
                                        Available       Number          Price                       Price Per
                                        for Grant      of Shares      Per Share        Total          Share
                                        --------       --------      ------------    ---------      ---------
Balances, January 1, 1995                670,500        129,500          $0.05       $  6,475         $0.05
   Options granted                      (277,000)       277,000          $0.05         13,850         $0.05
   Options exercised                                     (4,888)         $0.05           (244)        $0.05
   Options Canceled                        8,112         (8,112)         $0.05           (406)        $0.05
                                        --------       --------                      --------
Balances, December 31, 1996              401,612        393,500          $0.05       $ 19,675         $0.05
   Options granted                      (548,505)       548,505       $0.05-$0.25     115,926         $0.21
   Options exercised                                   (193,053)      $0.05-$0.25     (25,254)        $0.13
   Options canceled                      198,379       (198,379)      $0.05-$0.25     (11,319)        $0.06
                                        --------       --------                      --------
Balances, December 31, 1996               51,486        550,573       $0.05-$0.25    $ 99,028         $0.18
                                        --------       --------                      --------
                                        --------       --------                      --------



    At December 31, 1996, options to purchase 137,381 shares of common stock were exercisable.

    No compensation cost has been recognized for the Plan in the financial statements. Had compensation cost for the Plan been determined based on the fair value of the options at the grant date for awards in 1995 and 1996 consistent with the provisions of SFAS No. 123, it would not result in a significant difference from the reported net income for 1996 and 1995. However, such difference may not be representative of future compensation cost because options vest over several years and additional grants are made each year.

9.  INCOME TAXES

    The components of the provision for (benefit from) income taxes comprise:

                                         December 31,
                                     -------------------
                                     1996           1995
                                     ----           ----
              Current
                 Federal          $ 730,426      $ 295,342
                 State              203,371         64,244
                                  ---------      ---------
                                    933,797        359,586
              Deferred
                 Federal            (75,663)       (63,894)
                 State               (4,415)        (8,535)
                                  ---------      ---------
                                  $ 853,719      $ 287,157
                                  ---------      ---------
                                  ---------      ---------

                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

9.  INCOME TAXES, continued

    The tax effects of the significant temporary differences which comprise the deferred tax assets are as follows:


                                                        December 31,
                                                    -------------------
                                                    1996           1995
                                                    ----           ----

         Current-deferred tax assets:
            Accrued liabilities                  $ 77,532       $ 29,006
            Accrued payroll and related items      24,793         10,035
            Inventories and accounts
              receivable reserves                  45,038         38,094
         Long-term deferred tax assets:
            Depreciation                          (11,144)        (4,706)
                                                 --------       --------
                                                 $136,219       $ 72,429
                                                 --------       --------
                                                 --------       --------

    Although realization of the deferred tax assets is not assured, the Company believes that it is more likely than not that all of the deferred tax assets will be realized. The amount of the deferred tax assets considered realizable could be reduced if estimates of future taxable income decline significantly.

    The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to income before provision for income taxes as follows:

                                                    1996           1995
                                                   ------         ------


         Statutory provision                        34 %           34 %
         State tax, net of federal benefits          6              6
         Tax credits                                (2)            (4)
         Benefit of foreign sales corporation       (2)            (1)
         Other                                       1             (3)
                                                   ------         ------
                                                    37 %           32 %
                                                   ------         ------
                                                   ------         ------


10. RELATED PARTY TRANSACTIONS:

    During 1996 and 1995, the Company incurred consulting fees of approximately $770,000 and $167,000, respectively, of which approximately $331,000 and $90,000 is payable at December 31, 1996 and 1995, respectively, to two directors and to two consulting companies which are owned by individuals who are shareholders and directors of the Company.



                                      Continued

                                SUNRISE IMAGING, INC.
                       NOTES TO FINANCIAL STATEMENTS, Continued

                                      ---------

11. BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION:

    The Company operates primarily on one business segment, comprising the microfilm scanners industry.

    The Company's export revenues are all denominated in U.S. dollars and account for 42% and 56% of total revenues for fiscal years 1996 and 1995, respectively. The Company's export revenues were as follows:


                                      Year Ended December 31,
                                         1996         1995
                                   ------------   -----------
              Europe               $  1,016,524   $ 1,089,062
              Asia                    2,457,087     2,269,862
              Other                     328,853        74,706
                                   ------------   -----------
                                   $  3,802,464   $ 3,433,630
                                   ------------   -----------
                                   ------------   -----------


                                      Continued

SUNRISE IMAGING, INC.
INTERIM FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The accompanying financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). These consolidated financial statements reflect all adjustments, which are normal and recurring in nature, and which in the opinion of management are necessary to a fair statement of the financial position and results of operations as of and for the six month periods ended June 30, 1996 and 1997. The results of operations for interim periods are not necessarily indicative of results of operations for the entire year.

These financial statements should be read in conjunction with the financial statements and related footnotes presented in this report on Form 8K/A.

                             SUNRISE IMAGING INC.
                                 BALANCE SHEET
                      AS OF JUNE 30, 1997 AND JUNE 30, 10996

                                               As of               As of
                                           June 30, 1997        June 30, 1996
                                            (Unaudited)          (Unaudited)
                                           -------------        -------------
Current Assets:
   Cash and cash equivalents                   1,102,000              266,000
   A/R                                         1,467,000            1,180,000
   Inventories, net                              658,000              800,000
   Prepaid expenses and other current assets      25,000               20,000
   Deferred income tax                           136,000               72,000
                                               ---------            ---------
         Total Current Assets                  3,388,000            2,338,000

   Other long-term assets                         13,000                7,000
   Property, Plant & Equipment                   179,000               88,000
   Deferred income tax                                -                    -
                                               ---------            ---------
         Total Assets                          3,580,000            2,433,000
                                               ---------            ---------
                                               ---------            ---------

Current Liabilities:
   Accounts payable                              192,000              324,000
   Other accrued liabilities                     378,000              346,000
   Current portion of long-term debt              28,000                   -
   Deferred revenue                              381,000              411,000
   Income taxes payable                           58,000              371,000
                                               ---------            ---------
          Total Current Liabilities            1,037,000            1,452,000
   Other long-term liabilities                        -                    -
                                               ---------            ---------
          Total Liabilities                    1,037,000            1,452,000

Common Stock                                      34,000                7,000
Retained Earnings                              2,509,000              974,000
                                               ---------            ---------
          Total Liabilities & Equity           3,580,000            2,433,000
                                               ---------            ---------
                                               ---------            ---------

                             SUNRISE IMAGING INC.
                            STATEMENT OF OPERATIONS
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997 AND 1996

                                               Six Months         Six Months
                                              June 30, 1997      June 30, 1996
                                               (Unaudited)        (Unaudited)
                                              -------------      -------------
Revenue:
  System                                        4,133,000           3,437,000
  Maintenance                                     287,000             204,000
                                                ---------           ---------
     Total Revenue                              4,420,000           3,641,000

Cost of Revenue:
  System                                        1,538,000           1,318,000
  Maintenance                                     299,000             193,000
                                                ---------           ---------
     Total Cost of Revenue                      1,837,000           1,511,000

     Gross Profit                               2,583,000           2,130,000

Operating Expenses:
  Research, development and engineering           466,000             517,000
  Selling, general and administrative           1,393,000           1,134,000
                                                ---------           ---------
     Total Operating Expenses                   1,859,000            1,651,000

     Operating Income                             724,000              479,000

     Interest Expense                                  -                    -

     Other  [Income] Expense                       (4,000)               8,000
                                                ---------            ---------

     Income before provision for income taxes     728,000              471,000

     Provision for Income taxes                   368,000              170,000

                                                ---------            ---------
     Net Income                                   360,000              301,000
                                                ---------            ---------
                                                ---------            ---------

                              SUNRISE IMAGING INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                           Six Months     Six Months
                                                              Ended          Ended
                                                          June 30, 1997  June 30, 1996
                                                          -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                    360,000        301,000
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
  Depreciation and amortization                                 9,000          8,000
  Changes in operating assets and liabilities:
    Accounts receivable, net                                  (94,000)      (246,000)
    Inventories, net                                          242,000        (65,000)
    Prepaid expenses and other assets                          11,000         23,000
    Accounts payable                                          (12,000)        97,000
    Accrued liabilities                                      (371,000)      (351,000)
    Sales tax payable                                         (23,000)        (6,000)
    Income taxes payable                                     (482,000)        44,000
    Customer advances                                          44,000         69,000
    Deferred revenue                                          206,000         58,000
    Leases payable                                             28,000         --
                                                          -------------  -------------
      Net cash used in operating activities                   (82,000)       (68,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                          (48,000)       (33,000)
Deposits                                                       (5,000)        --
                                                          -------------  -------------
      Net cash used in investing activities                   (53,000)       (33,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock                                        3,000          3,000
                                                          -------------  -------------
                                                                3,000          3,000

NET DECREASE IN CASH AND CASH EQUIVALENTS                    (132,000)       (98,000)
CASH AND CASH EQUIVALENTS, beginning of year                1,234,000        364,000
                                                          -------------  -------------

CASH AND CASH EQUIVALENTS, end of year                      1,102,000        266,000
                                                          -------------  -------------
                                                          -------------  -------------

                             PRINTRAK INTERNATIONAL INC.
                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE YEAR ENDED MARCH 31, 1997 (UNAUDITED)


                                                  Printrak        Sunrise       Combined       Pro Forma       Pro Forma
                                                                                              Adjustments

Revenues:
  System                                         54,728,000      8,395,000     63,123,000                     63,123,000
  Maintenance                                    10,855,000        437,000     11,292,000                     11,292,000
                                                 ----------      ---------     ----------                     ----------

  Total Revenues                                 65,583,000      8,832,000     74,415,000                     74,415,000

Cost of Revenues:
  System Cost of Revenue                         28,111,000      2,421,000     30,532,000                     30,532,000
  Maintenance Cost of Revenue                     6,032,000        577,000      6,609,000                      6,609,000
                                                 ----------      ---------     ----------                     ----------

  Total Cost of Revenue                          34,143,000      2,998,000     37,141,000                     37,141,000

Gross Profit                                     31,440,000      5,834,000     37,274,000                     37,274,000

Operating Expenses:
  Research, development and engineering          10,859,000      1,178,000     12,037,000                     12,037,000
  Selling, general and administrative            13,861,000      2,387,000     16,248,000       332,000 d     16,580,000
                                                 ----------      ---------     ----------      --------       ----------

  Total operating expenses                       24,720,000      3,565,000     28,285,000       332,000       28,617,000

Operating income                                  6,720,000      2,269,000      8,989,000      (332,000)       8,657,000

Amortization of deferred credit                           -
Foreign currency (loss)                            (144,000)             -       (144,000)                      (144,000)
Interest (expense) income                           (86,000)        (7,000)       (93,000)     (350,000)e       (443,000)
Other income (expense)                              283,000        (47,000)       236,000                        236,000
                                                 ----------      ---------     ----------      --------       ----------
Total other income, net                              53,000        (54,000)        (1,000)     (350,000)        (351,000)

Income before provision for income taxes          6,773,000      2,215,000      8,988,000      (682,000)       8,306,000

Provision (benefit) for income taxes              2,141,000        853,000      2,994,000      (218,000)f      2,776,000
                                                 ----------      ---------     ----------      --------       ----------

Net income                                        4,632,000      1,362,000      5,994,000      (464,000)       5,530,000
                                                 ----------      ---------     ----------      --------       ----------
                                                 ----------      ---------     ----------      --------       ----------

Net Income per share                                    .42                                                         0.50
                                                 ----------                                                   ----------
                                                 ----------                                                   ----------

Weighted average shares outstanding              10,963,000                                                   10,963,000
                                                 ----------                                                   ----------
                                                 ----------                                                   ----------

                             PRINTRAK INTERNATIONAL INC.
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF JUNE 30, 1997 (UNAUDITED)


                                                       Printrak        Sunrise        Combined        Pro Forma       Pro Forma
                                                                                                     Adjustments

ASSETS:
Current Assets:
  Cash and cash equivalent                             2,979,000      1,102,000      4,081,000                        4,081,000
  Short-term investments                               5,162,000              -      5,162,000     (5,000,000)  a       162,000
  A/R including unbilled of $5,315,000                24,632,000      1,467,000     26,099,000                       26,099,000
  Inventories-Net                                      4,447,000        658,000      5,105,000                        5,105,000
  Prepaid expenses and other current assets              356,000         25,000        381,000                          381,000
  Deferred income tax                                    955,000        136,000      1,091,000                        1,091,000
                                                      ----------     ----------     ----------     ----------        ----------

  Total current assets                                38,531,000      3,388,000     41,919,000     (5,000,000)       36,919,000

Other Long-term Assets                                 2,305,000         13,000      2,318,000      1,732,000   c     4,050,000

Property, Plant & Equipment                            5,412,000        179,000      5,591,000                        5,591,000

Deferred Income Tax                                    2,866,000              -      2,866,000         55,000   f     2,921,000
                                                      ----------     ----------     ----------     ----------        ----------

Total Assets                                          49,114,000      3,580,000     52,694,000     (3,213,000)       49,481,000

Current Liabilities:
  Accounts payable                                     3,867,000        192,000      4,059,000                        4,059,000
  Other accrued liabilities                            6,105,000        378,000      6,483,000        240,000   b     6,958,000
                                                                                                      235,000   b
  Current portion of long-term debt                      353,000         28,000        381,000                          381,000
  Deferred revenue                                     3,571,000        381,000      3,952,000                        3,952,000
  Income taxes payable                                    11,000         58,000         69,000                           69,000
                                                      ----------     ----------     ----------     ----------        ----------

  Total current liabilities                           13,907,000      1,037,000     14,944,000        475,000        15,419,000

Long-term Debt, less current portion                     760,000              -        760,000      5,175,000   a     5,935,000

Other Long-term Liabilities                              159,000              -        159,000                          159,000
                                                      ----------     ----------     ----------     ----------        ----------

Total Liabilities                                     14,826,000      1,037,000     15,863,000      5,650,000        21,513,000

Stockholders' Equity:
  Preferred stock $.0001 par value; 5,000,000 shares
  authorized; not shares outstanding
  Common stock $.0001 par value; 20,000,000 shares
  authorized; 8,723,000 shares issued and
  outstanding                                              1,000         34,000         35,000        (34,000)            1,000
  Additional paid-in capital                          16,940,000                    16,940,000                       16,940,000

Retained earnings                                     17,581,000      2,509,000     20,090,000     (8,829,000)  b,c  11,261,000
Note receivable from stockholder                        (300,000)             -       (300,000)                        (300,000)
Cumulative foreign exchange translation adjustment        66,000              -         66,000                           66,000
                                                      ----------     ----------     ----------     ----------        ----------

Total Liabilities & Stockholder's Equity              49,114,000      3,580,000     52,694,000     (3,213,000)       49,481,000


                             PRINTRAK INTERNATIONAL INC.
                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                    FOR THE PERIOD ENDED JUNE 30, 1997 (UNAUDITED)


                                                       Printrak        Sunrise       Combined      Pro Forma       Pro Forma
                                                                                                  Adjustments

REVENUES:
  System                                              12,406,000      2,891,000     15,297,000                    15,297,000
  Maintenance                                          2,856,000        144,000      3,000,000                     3,000,000
                                                      ----------      ---------      ---------       --------     ----------

  Total Revenues                                      15,262,000      3,035,000     18,297,000                    18,297,000

COST OF REVENUES:
  System                                               6,350,000      1,072,000      7,422,000                     7,422,000
  Maintenance                                          1,625,000        131,000      1,756,000                     1,756,000
                                                      ----------      ---------      ---------       --------     ----------

  Total Cost of Revenues                               7,975,000      1,203,000      9,178,000                     9,178,000

  Gross Profit                                         7,287,000      1,832,000      9,119,000                     9,119,000

OPERATING EXPENSES:
  Research, development and engineering                2,590,000        189,000      2,779,000                     2,779,000
  Selling, general and administrative                  3,810,000        675,000      4,485,000         83,000 d    4,568,000
                                                      ----------      ---------      ---------       --------     ----------

  Total operating expenses                             6,400,000        864,000      7,264,000         83,000      7,347,000

  Operating income                                       887,000        968,000      1,855,000        (83,000)     1,772,000

  Interest expense                                                                                     87,500 e       87,500

  Other (income) expense                                 804,000        (54,000)       750,000                       750,000
                                                      ----------      ---------      ---------       --------     ----------

  Income before provision for income taxes                83,000      1,022,000      1,105,000       (170,500)       934,500

  Provision (benefit) for income taxes                    29,000        368,000        397,000        (55,000)f      342,000
                                                      ----------      ---------      ---------       --------     ----------

  Net income                                              54,000        654,000        708,000       (115,500)       592,500

  Net income per share                                       .00                                                        0.05
                                                      ----------                                                  ----------
                                                      ----------                                                  ----------

  Weighted average shares outstanding                 11,742,000                                                  11,742,000
                                                      ----------                                                  ----------
                                                      ----------                                                  ----------


                          PRINTRAK INTERNATIONAL INC.
            NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     FOR THE YEAR ENDED MARCH 31, 1997  AND THE PERIOD ENDED JUNE 30, 1997
                                 (UNAUDITED)

1.  Unaudited Pro Forma Consolidated Financial Information

    On September 9, 1997 Printrak International Inc. ("Printrak") acquired all outstanding shares of SunRise Imaging, and following on September 14, 1997, cash consideration of $10,175,000 was exchanged to consummate the transaction. The unaudited pro forma consolidated statements of income for the year ended March 31, 1997 and the three months ended June 30, 1997 and unaudited pro forma consolidated balance sheet as of June 30, 1997 give effect on a purchase accounting basis to the acquisition of 100% of the outstanding common stock of SunRise by Printrak. The year-end of SunRise Imaging has been conformed to the Company's fiscal year end for all pro forma financial statements presented.

    The pro forma consolidated statement of income for the fiscal year ended March 31, 1997 and the three months ended June 30, 1997 assumes that the acquisition occurred at April 1, 1996. The pro forma consolidated balance sheet as of June 30, 1997 assumes that the acquisition occurred on June 30, 1997. The pro forma consolidated statement of income and balance sheet do not purport to represent the results of operations or financial position of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated financial information is based upon certain assumptions and adjustments described in the notes to the pro forma financial statements. The pro forma consolidated financial information should be read in conjunction with the historical statements, and related notes, of Printrak, included in its previously filed Annual Report on Form 10-K for the year ended March 31, 1997, and SunRise, included in this report on Form 8-K.

    In accordance with FASB Interpretation No. 4, the Company is required to write-off the amount allocated to in-process research and development acquired in the acquisition of $5,900,000. This write-off was reflected in the period in which the acquisition was consummated and has been reflected as a reduction in retained earnings in the pro forma consolidated balance sheet at June 30, 1997, but has not been reflected in the pro forma consolidated statement of income, as it is a material nonrecurring charge which resulted directly from the acquisition.

2. The allocation of the $10,175,000 purchase price for SunRise Imaging is allocable to the specific indentifiable tangible and intangible assets and liabilities as follows:

                 Current assets                            $3,388,000
                 Tangible long-term assets                    192,000
                 Liabilities assumed                       (1,037,000)
                 In-Process research and development        5,900,000
                 Existing technology                          300,000
                 Workforce value                              440,000
                 Goodwill                                     992,000
                                                           ----------
                                                           10,175,000

3.  Pro Forma Adjustments

    a. This adjustment records the purchase price of the acquisition. Upon the Company's purchase of SunRise Imaging, the purchase price of $10,175,000 was funded with $5,000,000 in cash and $5,175,000 of additional debt, funded through the Company's revolving line of credit. Interest is payable monthly at either the bank's reference rate or the bank's LIBOR rate, plus 1.75%, with principal due
         July 31, 1999. The bank's reference rate and LIBOR rate at March 31, 1997 were 8.5% and 5.4375%, respectively. As the Company has traditionally utilized the LIBOR option, an approximate interest rate of 7% was used in the pro forma calculations.

    b. Certain purchase accounting adjustments were recorded as Printrak has estimated it will incur certain acquisition related expenses consisting of severance and facility closure costs for a research and development facility in Boise, Idaho. The severance related costs of $235,000 are attributable to employees of the Company's Boise, Idaho research and development facility which will be closed by December 31, 1997. Additionally, the Company has estimated the costs to close this facility at $240,000.

    c. Adjustment records the effect of the write-off of acquired in-process research and development. Additionally, the historical stockholders' equity of SunRise is eliminated and the the excess of purchase price over net tangible assets and acquired in-process research and development is recorded as intangible assets.

         Intangible assets:

              Value of existing technology            $  300,000
              Workforce Value                            440,000
              Goodwill                                   992,000
                                                      ----------
                                                      $1,732,000


         The purchase price was allocated based on management's estimates and projections of future cash flows. The valuation method used to value the in-process and existing technology was the income approach, otherwise known as the discounted cash flow method. To value the workforce, the cost approach was utilized.

    d. The adjustment to selling, general and administrative expenses relates to the amortization of the intangible assets acquired based on the following estimated useful lives: Existing technology, 42 months; workforce value, 36 months; and goodwill, 120 months. The useful lives were based on management's estimates and projections of future cash flows and a valuation performed for the Company.

    e. The adjustment for interest expense is recorded as a result of the Company's increased borrowing to fund the acquisition, assuming borrowings of $5,000,000 and an interest rate of 7%.

    f. The adjustment for income taxes reflects the tax benefit, at an effective tax rate of 32%, associated with the incremental amortization expense and interest expense incurred as a direct result of the acquisition.

4.  Supplemental Pro Forma Information

    Pro forma net income per share is based on the weighted average number of shares of common stock and common stock equivalents (stock options) outstanding during the period.